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                                                                    Exhibit 28.2

                             SERVICER'S CERTIFICATE

                  (Pursuant to Section 3.5 of the Pooling and
                     Servicing Agreement referred to below)

                     MELLON BANK (DE) NATIONAL ASSOCIATION

                      MELLON BANK CREDIT CARD MASTER TRUST

                  The undersigned, a duly authorized representative of Mellon Bank (DE) National Association, as Servicer ("Mellon Bank (DE)"), pursuant to the Pooling and Servicing Agreement dated as of November 1, 1995 (as may be amended and supplemented from time to time, the "Agreement"), among Mellon Bank, (DE), as Transferor and Servicer, and The Bank of New York, as Trustee, does hereby certify that:

         1. Mellon Bank (DE) is, as of the date hereof, Servicer under the Agreement. Capitalized terms used in this Certificate have their respective meanings as set forth in the Agreement.

         2. The undersigned is a Servicing Officer who is duly authorized pursuant to the Agreement to execute and deliver this Certificate to Trustee.

         3. A review of the activities of Servicer during the fiscal year ended December 31, 1996, and of its performance under the Agreement was conducted under my supervision.

         4. Based on such review, Servicer has, to the best of my knowledge, performed in all material respects its obligations under the Agreement throughout such year and no default in the performance of such obligations has occurred or is continuing.

                  IN WITNESS WHEREOF, the undersigned has duly executed this Certificate this 27th day of March, 1997.


                                         MELLON BANK (DE) NATIONAL ASSOCIATION,
                                           Servicer

                                         By:  RAY DUGGINS
                                              ---------------------------------
                                              Name:  Ray Duggins
                                              Title: Senior Vice President